UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	June 29, 2018
(Date of earliest event reported)	June 29, 2018

ONE Gas, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-36108	46-3561936
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 East Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 947-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
[] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. []

Item 7.01		Regulation FD Disclosure

On June 29, 2018, ONE Gas, Inc. (NYSE: OGS) announced that its Kansas Gas Service division filed a request with the Kansas Corporation Commission (KCC) for an increase in its net base rates by $42.7 million. Since its last adjustment to base rates in January 2017, Kansas Gas Service has invested approximately $179 million in its natural gas distribution system. A copy of the news release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed in Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 8.01		Other Events

ONE Gas, Inc. announced today that its Kansas Gas Service division filed a request with the KCC for an increase in its net base rates by $42.7 million. Since its last adjustment to base rates in January 2017, Kansas Gas Service has invested approximately $179 million in its natural gas distribution system.

Kansas Gas Service’s request, if approved, represents a net base rate increase of $42.7 million. Kansas Gas Service is already recovering $2.9 million from customers through the Gas System Reliability Surcharge (GSRS), resulting in a total base rate increase of $45.6 million.
This request would increase the average residential customer’s natural gas bill by $5.67 per month.

The benefits of the corporate income tax cuts associated with the new federal legislation that went into effect earlier this year are also reflected in the company’s filing.

The filing is based on a 10.0 percent return on equity and a 62.2 percent common equity ratio.

The filing represents a rate base of $1 billion, compared with $947 million included in existing base rates plus previously approved GSRS-eligible investments. Since the last general rate case, Kansas Gas Service has invested $179 million in its systems and facilities.

The portion of the bill associated with the cost of gas, which represented 42 percent of the average residential bill in 2017, is not impacted by this filing. The cost of gas continues to be passed through directly to the customer with no markup. Kansas Gas Service’s filing also includes a Revenue Normalization Adjustment that is designed to ensure that the company collects the amount of revenue set by the KCC from residential, general sales and small transport customers, regardless of customer usage.

In accordance with Kansas law, the KCC has 240 days to consider Kansas Gas Service’s filing.

Item 9.01		Financial Statements and Exhibits

	(d)	Exhibits

Exhibit Number	Description

99.1		News release issued by ONE Gas, Inc. dated June 29, 2018.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONE Gas, Inc.

Date:	June 29, 2018	By:	/s/ Curtis L. Dinan
Curtis L. Dinan Senior Vice President, Chief Financial Officer and Treasurer

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